                                                                     EXHIBIT 4.1





                             RELIANT RESOURCES, INC.

                                  DEFERRAL PLAN

                   (As Established Effective January 1, 2002)

                             RELIANT RESOURCES, INC.
                                  DEFERRAL PLAN

                                    I N D E X

                                                                                                               Page
ARTICLE I             DEFINITIONS.................................................................................2

ARTICLE II            ADMINISTRATION..............................................................................6
         2.1          Plan Administrator..........................................................................6
         2.2          Records of Committee........................................................................6
         2.3          Committee Action............................................................................6
         2.4          Compensation, Expenses and Advisors of the Committee........................................6
         2.5          Liability of the Committee..................................................................6
         2.6          Powers and Duties of the Committee..........................................................7
         2.7          General Powers of Committee.................................................................7
         2.8          Participation by Committee..................................................................7
         2.9          Information From Employers..................................................................7

ARTICLE III           ACCOUNTS AND INVESTMENTS....................................................................8
         3.1          Accounts....................................................................................8
         3.2          Deemed Investment of Funds..................................................................8
         3.3          Distribution of Benefits....................................................................9
         3.4          Nature of Company's Obligation..............................................................9
         3.5          Administrative Costs.......................................................................10
         3.6          Forfeitures................................................................................10

ARTICLE IV            RIGHTS OF PARTICIPANTS.....................................................................11
         4.1          No Employment Agreement....................................................................11
         4.2          Assignability..............................................................................11
         4.3          Prerequisites to Benefits..................................................................12

ARTICLE V             BENEFICIARY DESIGNATIONS...................................................................13
         5.1          Beneficiary Designations...................................................................13

ARTICLE VI            CLAIMS FOR BENEFITS........................................................................14
         6.1          Presenting Claims for Benefits.............................................................14
         6.2          Claims Review Procedure....................................................................14
         6.3          Disputed Benefits..........................................................................15

ARTICLE VII           AMENDMENT, TERMINATION AND  ADOPTION OF PLAN...............................................16
         7.1          Amendment or Termination of the Plan.......................................................16
         7.2          Designation of Employers...................................................................16

                                                                                                               Page
ARTICLE VIII          MISCELLANEOUS..............................................................................17
         8.1          Reliance Upon Information..................................................................17
         8.2          Governing Law..............................................................................17
         8.3          Severability...............................................................................17
         8.4          Notice.....................................................................................17
         8.5          Withholding of Taxes.......................................................................17

PROGRAM A

ARTICLE I              DEFINITIONS..............................................................................A-1

ARTICLE II            PARTICIPATION.............................................................................A-1
         2.1          Eligibility...............................................................................A-1
         2.2          Designation of Participants...............................................................A-1
         2.3          Election to Participate...................................................................A-2

ARTICLE III           DEFERRALS.................................................................................A-2
         3.1          Employee Deferrals........................................................................A-2
         3.2          Director Deferrals........................................................................A-2
         3.3          Waiver or Suspension of Deferral..........................................................A-3

ARTICLE IV            INVESTMENTS OF ACCOUNTS...................................................................A-3
         4.1          Crediting of Accounts.....................................................................A-3
         4.2          Deemed Investment.........................................................................A-3

ARTICLE V             DISTRIBUTIONS.............................................................................A-3
         5.1          Distribution Elections....................................................................A-3
         5.2          Optional Forms of Distribution............................................................A-5
         5.3          Distribution Upon Early Termination.......................................................A-6
         5.4          Early Withdrawal With Penalty.............................................................A-6

PROGRAM B

ARTICLE I             DEFINITIONS...............................................................................B-1

ARTICLE II            PARTICIPATION.............................................................................B-1
         2.1          Eligibility...............................................................................B-1

ARTICLE III           RESTORATION BENEFITS......................................................................B-1
         3.1          Amount of Savings Restoration Benefit.....................................................B-1

ARTICLE IV            INVESTMENT OF ACCOUNTS....................................................................B-2
         4.1          Crediting of Accounts.....................................................................B-2
         4.2          Deemed Investment.........................................................................B-2

ARTICLE V             DISTRIBUTIONS.............................................................................B-2
         5.1          Distribution Elections....................................................................B-2
         5.2          Distribution Upon Termination of Employment...............................................B-3

                                                                                                               Page
         5.3          Distribution Upon Disability..............................................................B-3
         5.4          Vesting...................................................................................B-4

PROGRAM C

ARTICLE I             DEFINITIONS...............................................................................C-1

ARTICLE II            PARTICIPATION.............................................................................C-1
         2.1          Eligibility...............................................................................C-1

ARTICLE III           RESTORATION BENEFITS......................................................................C-1
         3.1          Retirement Plan Restoration Benefit.......................................................C-1

ARTICLE IV            DISTRIBUTIONS.............................................................................C-2
         4.1          Distribution..............................................................................C-2
         4.2          Deemed Investment.........................................................................C-3

PROGRAM D

ARTICLE I             DEFINITIONS...............................................................................D-1

ARTICLE II            PARITICPATION.............................................................................D-1
         2.1          Eligibility...............................................................................D-1

ARTICLE III           ACCOUNTS AND INVESTMENTS..................................................................D-2
         3.1          Establishment of Account..................................................................D-2
         3.2          Crediting of Benefits.....................................................................D-2
         3.3          Deemed Investment.........................................................................D-2

ARTICLE IV            DISTRIBUTIONS.............................................................................D-2
         4.1          Distribution Upon Termination of Employment...............................................D-2
         4.2          Distribution Upon Disability..............................................................D-3

PROGRAM E

ARTICLE I             DEFINITIONS...............................................................................E-1

ARTICLE II            PARTICIPATION.............................................................................E-2
         2.1          Eligibility...............................................................................E-2

ARTICLE III           ACCOUNTS AND INVESTMENTS..................................................................E-2
         3.1          Transfers to 1985 Plan Deferral Accounts..................................................E-2
         3.2          Transfers of 1989 Plan Deferral Accounts..................................................E-2
         3.3          Deemed Investment.........................................................................E-2

ARTICLE IV            DISTRIBUTIONS.............................................................................E-2
         4.1          Distribution of 1985 Plan Deferral Accounts...............................................E-2
         4.2          Distribution of 1989 Plan Deferral Accounts...............................................E-3
         4.3          Early Withdrawal With Penalty.............................................................E-5

                             RELIANT RESOURCES, INC.

                                  DEFERRAL PLAN

                   (As Established Effective January 1, 2002)

                                    RECITALS

                  Reliant Resources, Inc., a Delaware corporation, with its principal place of business in Houston, Harris County, Texas, hereby establishes the Reliant Resources, Inc. Deferral Plan, effective January 1, 2002, for the benefit of its eligible non-union employees and directors. The Plan provides various separate Benefit Programs, as further described below.

                  The purpose of Program A is to permit the deferral of compensation on favorable terms and thereby provide greater incentives to Participants to remain in service with the Company and maintain the highest standards of performance. The purpose of Program B is to restore to Participants employer matching and annual employer profit sharing contributions that they are unable to receive under the Reliant Resources, Inc. Savings Plan as a result of annual compensation and contribution limits under Sections 401(a)(17) and 415 of the Code.

                  The purpose of Programs C, D and E is to permit Employees whose employment was transferred to the Company directly from Reliant Energy, Incorporated to transfer the benefits, if any, they had accrued under certain non-qualified benefits plans of Reliant Energy, Incorporated to the Plan.

                  Programs A and E are intended to qualify for the exemptions provided under Title I of ERISA for plans that are not tax-qualified and that are maintained primarily to provide deferred compensation for a select group of management or highly compensated employees. Programs B, C, and D are intended to qualify for the exemptions provided under Title I of ERISA for plans that are excess benefit plans.

                                   ARTICLE I
                                  DEFINITIONS

                  Each term below shall have the meaning assigned thereto for all purposes of this Plan unless the context requires a different construction. Capitalized terms used herein that are not defined below but that are defined in the Savings Plan shall have the meanings assigned thereto in the Savings Plan.

                  "ACCOUNT" means an individual account, established on behalf of a Participant pursuant to a Benefit Program, to which contributions, earnings and/or losses, and other benefits are credited and/or debited on his behalf.

                  "AFFILIATE" means any corporation which is a member of a controlled group of corporations under Code Section 424(f) or is a member of an affiliated service group, under Code Section 414(m), of which the Company or any other Employer is a member, and any other business which together with the Company is under common control pursuant to Code Section 414(c).

                  "ANNUAL INSTALLMENT PAYMENTS" means annual payments made to a Participant pursuant to the terms of a Benefit Program, each of which shall be calculated based on the total value of the Participant's relevant Account balance(s) on the date immediately preceding the date of payment, multiplied by a fraction, the numerator of which shall be one and the denominator of which shall be the number of annual payments, including the payment to be made, remaining in the payment period. For purposes of making any annual installment distributions, the Investment Funds in which the Account(s) that are subject to distribution are invested shall be liquidated on a pro rata basis.

                  "BENEFICIARY" means the person or entity to whom benefits are payable in respect of a Participant hereunder after the Participant's death, as provided in the applicable Benefit Program.

                  "BENEFIT PROGRAM" means each of the various programs of benefits attached hereto, as amended from time to time, each of which is hereby incorporated by reference as part of the Plan, under which specific benefits are granted to Participants.

                  "BOARD" means the Board of Directors of the Company.

                  "BONUS" means a bonus payable in cash to the Employee by an Employer under the Reliant Resources, Inc. Annual Incentive Compensation Plan or such other equivalent plan as approved by management for inclusion hereunder.

                  "BRP ACCOUNT" means an account established pursuant to Program C to which a Participant's benefits under the Reliant Energy, Incorporated Benefit Restoration Plan or the Reliant Resources, Inc. Benefit Restoration Plan, as applicable, are transferred, and deemed investment performance and costs are credited and debited from time to time.

                  "COMMITTEE" means the Benefits Committee of the Company or such other committee as shall be appointed by the Board to administer the Plan pursuant to Article II hereof.

                  "COMPANY" means Reliant Resources, Inc., a Delaware corporation, or any successor thereto.

                  "COMPENSATION" means the base salary and/or Bonus payable to an Employee by an Employer, and the meeting attendance fees and/or retainer fees payable to a Director by an Employer.

                  "DEFERRAL ACCOUNT" means an account established pursuant to Program A to which participant compensation deferrals, deemed investment performance and costs are credited and debited from time to time.

                  "DIRECTOR" means a member of the Board who is not an Employee.

                  "DISTRIBUTION DATE" means the date on which Reliant Energy, Incorporated distributes to the holders of its common stock, by means of a pro rata distribution, all of the shares of Company common stock it then owns.

                  "EFFECTIVE DATE" means January 1, 2002.

                  "EMPLOYEE" means any person, including an officer of any Employer (whether or not he is also a member of the Board), who is employed by an Employer and whose employment is not covered by the terms of a collective bargaining agreement between an Employer and a union.

                  "EMPLOYER" means the Company and each Affiliate or other employing organization in which the Company has a direct or indirect ownership interest and that has been designated by the Committee as a participating Employer pursuant to Section 7.2, and the successors, if any, to such organizations.

                  "EMPLOYMENT" means employment as an Employee or the current holding of a position as a Director of an Employer. Neither the transfer of an Employee Participant from employment by the Company to employment by an Affiliate nor the transfer of an Employee Participant from employment by an Affiliate to employment by the Company shall be deemed to be a termination of Employment of such Participant. Moreover, the Employment of a Participant shall not be deemed to have been terminated because of his absence from active employment on account of temporary illness or during authorized vacation or during temporary leaves of absence, granted by the Employer for reasons of professional advancement, education, health or government service, or during military leave for any period if the Participant returns to active employment within 90 days after the termination of his military leave, or during any period required to be treated as a leave of absence by virtue of any valid law or agreement.

                  "INVESTMENT FUND" means one or more of the investment funds designated by the Committee at the time of reference. The Committee from time to time may revise the number and type of Investment Funds.

                  "1985 PLAN DEFERRAL ACCOUNT" means an account established pursuant to Program E to which certain of a Participant's benefits accrued under the Reliant Energy, Incorporated 1985 Deferred Compensation Plan are transferred.

                  "1989 PLAN DEFERRAL ACCOUNT" means an account established pursuant to Program E to which certain of a Participant's benefits accrued under the Reliant Energy, Incorporated 1989 Deferred Compensation Plan are transferred.

                  "PARTICIPANT" means an Employee or a Director who is eligible to participate in one or more Benefit Programs according to the terms thereof and, if applicable, has elected to so participate.

                  "PARTICIPANT-DIRECTED ACCOUNT" means an Account with respect to which an individual Participant has the right to direct the manner in which the funds held therein shall be allocated among the available Investment Funds.

                  "PARTICIPATION YEAR" means (i) with respect to Compensation in the form of a Bonus, the Plan Year during which the Bonus would have been paid if not deferred, (ii) with respect to Compensation in the form of base salary, the Plan Year during which a Participant performs services for the Employer for such base salary, and (iii) with respect to Compensation in the form of a Director's meeting attendance fees and a Director's retainer fees, the Plan Year during which a Participant performs services for the Employer for such fees.

                  "PLAN" means the Reliant Resources, Inc. Deferral Plan, established effective January 1, 2002, as set forth herein, and as may hereafter be amended from time to time.

                  "PLAN YEAR" means the 12-month period commencing on January 1 and ending on December 31.

                  "ROLLOVER DISTRIBUTION ELECTION" means the election, if any, made by the Participant and filed with the Committee prior to the Effective Date indicating the Participant's desired method of distribution for his BRP Account and/or his Savings Restoration Account.

                  "SAVINGS PLAN" means the applicable of the Reliant Energy, Incorporated Savings Plan, as amended and restated effective April 1, 1999, as thereafter amended from time to time, and the Reliant Resources, Inc. Savings Plan, as established and thereafter amended from time to time.

                  "SAVINGS PLAN YEAR" means the "Plan Year" as defined in the Savings Plan.

                  "SAVINGS RESTORATION ACCOUNT" means an account established pursuant to Program B or Program D to which benefits accrued under Programs B and D, deemed investment performance and costs are credited and debited from time to time.

                  "TRUST" means the trust, if any, established under the Trust Agreement.

                  "TRUST AGREEMENT" means the agreement, if any, entered into between the Company and the Trustee pursuant to Section 3.4.

                  "TRUST FUND" means the funds and properties, if any, held pursuant to the provisions of the Trust Agreement, together with all income, profits, and increments thereto.

                  "TRUSTEE" means the trustee or trustees qualified and acting under the Trust Agreement at any time.

                  Words used in this Plan in the singular shall include the plural and in the plural the singular, and the gender of words used shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.

                                   ARTICLE II
                                 ADMINISTRATION

         2.1 Plan Administrator. The Plan shall be administered by the Committee, which shall be the primary fiduciary with respect to the operation and administration of this Plan and shall serve as Plan administrator and named fiduciary for purposes of ERISA Section 402(a)(i).

         2.2 Records of Committee. The Committee shall keep appropriate records of its proceedings and the administration of the Plan. The Committee shall make available to Participants and their Beneficiaries for examination, during business hours, such records of the Benefit Program as pertain to the examining person and such documents relating to the Benefit Program as are required by ERISA.

         2.3 Committee Action. The Committee shall act by a majority of its members at the time in office and such action may be taken either by vote at a meeting or in writing without a meeting. The Committee shall keep a record of all its meetings or other actions and shall forward all necessary communications to the Employers and the Trustee. The Committee may adopt such rules, regulations and bylaws as it deems desirable for the conduct of its affairs. The Committee may authorize any one or more of its members or an agent to execute any document or documents on behalf of the Committee and, in the event such document affects the Trustee, the Committee shall notify the Trustee in writing of such action and the name or names of its member or members or other agent so designated. The Trustee thereafter shall accept and rely upon any document executed by such member or members or agent as representing the action of the Committee, until the Committee shall file with the Trustee a written revocation of such designation. Upon the approval of a majority of the members of the Committee, the Committee may (i) allocate among any of its members any of the responsibilities of the Committee under the Plan and Trust Agreement and/or (ii) designate any person, firm or corporation that is not a member of the Committee to carry out any of the responsibilities of the Committee under the Plan and/or Trust Agreement. Any such allocation or designation shall be made pursuant to a Committee resolution. The Chairman of the Committee shall be agent of the Plan and the Committee for the service of legal process at the principal office of the Company.

         2.4 Compensation, Expenses and Advisors of the Committee. The members of the Committee shall serve without bond (unless otherwise required by law) and without compensation for their services as such. The Committee may select, and authorize the Trustee to compensate suitably, such attorneys, agents and representatives as it may deem necessary or advisable to the performance of its duties. All expenses of the Committee that shall arise in connection with the administration of the Plan shall be paid by the Employers or by the Trustee out of the Trust Fund.

         2.5 Liability of the Committee. Except to the extent that such liability is created by ERISA, no member of the Committee shall be liable for any act or omission of any other member of the Committee, nor for any act or omission on his own part except for his own gross negligence or willful misconduct, nor for the exercise of any power or discretion in the performance of any duty assumed by him hereunder. The Company shall indemnify and hold harmless each member of the Committee from any and all claims, losses, damages, expenses

(including counsel fees approved by such Committee), and liabilities arising from any act or omission of such member in connection with duties and responsibilities under the Plan and Trust Agreement, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member.

         2.6 Powers and Duties of the Committee. The Committee, on behalf of the Participants and their Beneficiaries, shall enforce this Plan in accordance with its terms and shall have all powers necessary for the accomplishment of that purpose, including, but not by way of limitation, the following powers:

                  (a) to determine all questions relating to the eligibility of Employees and Directors to become Participants;

                  (b) to authorize all disbursements by the Trustee from the Trust Fund;

                  (c) to interpret and construe all terms, provisions, conditions and limitations of this Plan and of any Benefit Program adopted hereunder and to reconcile any inconsistency or supply any omitted detail that may appear in this Plan or in any Benefit Program adopted hereunder in such manner and to such extent, consistent with the general terms of the Plan and of any Benefit Program adopted hereunder, as the Committee shall deem necessary and proper to effectuate the Plan and any Benefit Program adopted hereunder for the greatest benefit of all parties interested in the Plan; and

                  (d) to make and enforce such rules and regulations for the administration of the Plan as are not inconsistent with the terms set forth herein.

         2.7 General Powers of Committee. In addition to all other powers herein granted, and in general consistent with the provisions hereof, the Committee shall have all other rights and powers reasonably necessary to supervise and control the administration of this Plan. The determination of any fact by the Committee and the construction placed by the Committee upon the provisions of this Plan shall be binding upon all of the Participants under this Plan, their Beneficiaries and the Employers.

         2.8 Participation by Committee. Members of the Committee may be Participants under the Plan, but no member may vote on any matter relating to his benefits under the Plan (except to the extent the vote applies to Plan benefits generally).

         2.9 Information From Employers. The Employers shall supply full and timely information to the Committee and its delegates as they may require in administration of the Plan.

                                  ARTICLE III
                            ACCOUNTS AND INVESTMENTS

         3.1 Accounts. A separate Account(s) shall be established and maintained for each Participant in accordance with the provisions of the Benefit Programs in which he participates. Each Account shall clearly reflect the contributions made to the Plan under the relevant Benefit Program(s) on behalf of the Participant, whether by the Participant or by an Employer. All Accounts shall also reflect the consequences of the deemed investment provided for in the applicable Benefit Program. All interest, dividends, charges for premiums, capital changes or market changes applicable to each Account shall be credited or debited to the Account as they are deemed to occur. Until otherwise provided by the Committee, Accounts shall be valued daily. A written report of the status of each Account shall be furnished to the Participant from time to time, but no less frequently than annually, based on the net fair market value of the assets as of the reporting date calculated based on such deemed investment.

         3.2 Deemed Investment of Funds.

                  (a) Participant-Directed Accounts. All Accounts designated as Participant-Directed Accounts in the relevant provisions of the applicable Benefit Program shall be deemed to be invested among the Investment Funds in accordance with the directions of the Participant and following the relevant rules and procedures prescribed by the Committee. Except as otherwise expressly provided herein, interest, dividends and other income and all profits, gains and losses deemed to have been produced by each Investment Fund shall be credited or debited in such Investment Fund.

                      Prior to or upon the initial crediting of contributions to a Participant-Directed Account on behalf of a Participant, the Participant, in accordance with procedures established by the Committee, shall file with the Company an initial investment instruction indicating the manner in which his Participant-Directed Accounts shall be deemed allocated among the available Investment Funds. If no such instruction shall have been received by the Company, the Participant's Participant-Directed Accounts initially shall be deemed allocated among the available Investment Funds in the manner determined by the Committee. A Participant's investment instruction, including any permitted changes thereto as described below, shall apply to all contributions subsequently credited to a Participant-Directed Account on behalf of the Participant unless otherwise specified in the applicable Benefit Program or by the Committee.

                      Until such time as the Committee provides otherwise, Participants shall be permitted to change investment instructions in the manner approved by the Committee at any time with unlimited frequency. Any such change in investment instructions shall be effective as soon as reasonably practicable following receipt of the change of investment instructions by the Company or its appointed agent, but in no event shall such change be effective earlier than the close of business on the date on which such change is received.

                  (b) All Other Accounts. All Accounts other than
         Participant-Directed Accounts shall be deemed to be invested in the manner set forth in the applicable Benefit Program.

                  (c) Company Ownership. All contracts and other evidence of the investment of all assets related to this Plan shall be registered in the name of the Company, which shall be the owner/beneficiary thereof. While the Company may choose to invest assets equal to Account balances in accordance with the deemed investments described herein, it reserves the right not to make any such investment.

         3.3 Distribution of Benefits. A Participant's Accounts shall be distributed to him in the manner set forth in the applicable Benefit Program.

         3.4 Nature of Company's Obligation. Plan benefits herein provided are a contractual obligation of the Company and shall be paid out of the Company's general assets. Neither a Participant nor a Beneficiary shall acquire any interest greater than that of an unsecured creditor. Nevertheless, subject to the terms hereof and of a Trust Agreement, the Company may transfer money or property to a Trustee to provide, in whole or in part, the Plan benefits hereunder, and the Trustee shall pay such Plan benefits to Participants and their Beneficiaries out of the Trust Fund. To the extent the Company transfers assets to a Trustee pursuant to a Trust Agreement, the Committee may, but need not, establish procedures for the Trustee to invest the Trust Fund in accordance with each Participant's designated deemed investments pursuant to Section 3.2(a) respecting the portion of the Trust Fund assets equal to such Participant's Participant-Directed Accounts.

         The Committee, in its sole discretion, may establish such a Trust and direct the Company to enter into a Trust Agreement. In such event, the Company shall remain the owner of all assets in the Trust Fund and the assets shall be subject to the claims of the Company's creditors if the Company ever becomes insolvent. For purposes hereof, the Company shall be considered "insolvent" if
(a) the Company is unable to pay its debts as they become due or (b) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code (or any successor federal statute). The chief executive officer of the Company and the Board shall have the duty to inform the Trustee in writing if the Company becomes insolvent. Such notice given under the preceding sentence by any party shall satisfy all of the parties' duty to give notice. When so informed, the Trustee shall suspend payments to the Participants and hold the Trust Fund for the benefit of the Company's general creditors. If the Company subsequently alleges that it is no longer insolvent or if the Trustee receives a written allegation from a third party that the Company is insolvent, the Trustee shall determine in accordance with the Trust Agreement whether the Company is insolvent. If the Trustee determines that the Company is not insolvent, the Trustee shall resume payments to the Participants. No Participant or Beneficiary shall have any preferred claim to, or any beneficial ownership interest in, any assets of the Trust Fund, and, upon commencement of participation in the Plan, each Participant shall have agreed to waive his priority credit position, if any, under applicable state law with respect to the assets of the Trust Fund.

         3.5 Administrative Costs. All expenses incident to the administration, termination or protection of the Plan and Trust Fund, including, but not limited to, legal, accounting, Investment Manager and Trustee fees, shall be paid by the Company, which may require reimbursement from the other Employers for their proportionate shares, or, if not paid by the Company, shall be paid by the Trustee from the Trust Fund and, until paid, shall constitute a first and prior claim and lien against the Trust Fund. The Committee may, in its discretion, charge Participants on a uniform basis for the administrative costs associated with administering or implementing the Plan. Such amounts shall be reflected as a reduction to Participant's Accounts in such manner as the Committee deems appropriate.

         3.6 Forfeitures. Any amounts forfeited by a Participant under the terms of the Plan will be applied to reduce, to the extent of such forfeitures, the future contribution obligations of the Company hereunder.

                                   ARTICLE IV
                             RIGHTS OF PARTICIPANTS

         4.1 No Employment Agreement. Nothing in this agreement shall give a Participant any rights to (or impose any obligations for) continued Employment by the Company or any Affiliate or subsidiary thereof or successor thereto, nor shall it give such entities any rights (or impose any obligations) with respect to continued performance of duties by a Participant.

         4.2 Assignability.

                  (a) Restrictions on Assignment. Except as otherwise provided in Section 4.2(b), a Participant's right to receive payments or benefits under this Plan shall not be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder. Any attempted assignment or transfer in violation of this Section 4.2(a) shall be null and void.

                  (b) Additional Permitted Assignments. Section 4.2(a) shall not apply to an irrevocable disposition of a right or benefit under this Plan to a "Permitted Assignee," as defined below, by (x) a Participant age 55 or older (an "Eligible Participant"), or (y) a Permitted Assignee who has received an assignment from an Eligible Participant pursuant to this sentence.

                      (i) Permitted Assignee. The term "Permitted Assignee"
                  shall mean:

                          (A) the Eligible Participant;

                          (B) a spouse of the Eligible Participant;

                          (C) any person who is a lineal ascendant or descendant
                              of the Eligible Participant or the Eligible
                              Participant's spouse;

                          (D) any brother or sister of the Eligible Participant;

                          (E) any spouse of any individual described in
                              subparagraph (C) or (D);

                          (F) a trustee of any trust which, at the applicable
                              time, is 100% Actuarially Held, as defined below, for a Permitted Assignee or Assignees;

                          (G) any corporation in which, at the applicable time,
                              each class of stock is 100% owned by a Permitted Assignee or Permitted Assignees;

                          (H) any partnership in which, at the applicable time,
                              each class of partnership interest is 100% owned by a Permitted Assignee or Permitted Assignees; or

                          (I) any limited liability company or other form of
                              incorporated or unincorporated business
                              organization in which each class of stock, membership or other equity interest is 100% owned by a Permitted Assignee or Assignees.

                  (ii) Subsequent Assignees. This Section 4.2(b) shall be fully applicable to all Permitted Assignees, and the provisions of this
         Section 4.2(b) shall be fully applicable to any right or benefit transferred by an Eligible Participant to any Permitted Assignee as if such Permitted Assignee were an Eligible Participant; provided, however, that no Permitted Assignee shall be deemed an Eligible Participant for determining the persons who constitute Permitted Assignees under Section 4.2(b)(i). Any Permitted Assignee acquiring a right or benefit under this Plan shall execute and deliver to the Committee an agreement in the form specified by the Committee pursuant to which such Permitted Assignee agrees to be bound by all of the terms and provisions of the Plan, provided that the failure to execute and deliver such an agreement shall not be deemed to relieve such Permitted Assignee of the restrictions imposed by the Plan. Any attempted disposition of a right or benefit under this Plan in breach of this
         Section 4.2(b), whether voluntary, involuntary, by operation of law or otherwise shall be null and void.

                  (iii) Actuarially Held. In making the determination whether a trust is 100% Actuarially Held for Permitted Assignee(s), a trust, at the applicable point in time, is 100% Actuarially Held for Permitted Assignee or Assignees when 100% of the actuarial value of the beneficial interests of the trust, except as provided in the following sentence, are held for a Permitted Assignee or Permitted Assignees. For purposes of making the determination described above, the possibility that an interest in a trust may be appointed pursuant to a special or general power of appointment shall be ignored; provided, however, that the actual exercise of any such power of appointment shall not be ignored.

         4.3 Prerequisites to Benefits. No Participant, nor any Beneficiary or other person claiming through a Participant, shall have any right or interest in the Plan, or any benefits hereunder, unless and until all the terms, conditions, and provisions of the Plan which affect such Participant or such other person shall have been complied with as specified herein.

                                   ARTICLE V
                            BENEFICIARY DESIGNATIONS

         5.1 Beneficiary Designations. Each Participant shall file with the Company a designation of one or more Beneficiaries to whom the Participant's Account balance(s) shall be distributed in the event of the Participant's death prior to the complete distribution of the Account balance(s) payable with respect to the Participant. Such designation shall be effective when received in writing and accepted by the Company (the "Beneficiary Designation"). The Participant may from time to time revoke or change the Beneficiary Designation by a written document delivered to and accepted by the Company. If there is no valid Beneficiary Designation on file with the Company at the time of the Participant's death, or if all of the Beneficiaries designated by the Participant in the Beneficiary Designation shall have predeceased the Participant or otherwise ceased to exist, the Beneficiary shall be the Participant's spouse, if the Participant was legally married at the time of the Participant's death and if the Participant's spouse survives the Participant, or otherwise to the Participant's estate. If the Beneficiary, whether under a valid Beneficiary Designation or under the preceding sentence, shall survive the Participant but die before receiving all payments hereunder, the balance of the benefits which would have been paid to that Beneficiary had that Beneficiary lived shall, unless the Beneficiary Designation provided otherwise, be distributed to that Beneficiary's estate.

                                   ARTICLE VI
                               CLAIMS FOR BENEFITS

         6.1 Presenting Claims for Benefits. A "Claims Administrator" shall be appointed by the Committee or, absent such appointment, shall be the Company's director of benefits, with such Claims Administrator authorized by the Committee to conduct the initial review and render a decision as provided in this Section for all claims for benefits under the Plan. Any Participant or any other person claiming under any deceased Participant (collectively, the "Applicant") may submit written application to the Claims Administrator for the payment of any benefit asserted to be due him under the Plan. Such application shall set forth the nature of the claim and such other information as the Claims Administrator may reasonably request.

         The Claims Administrator shall notify the Applicant of the benefits determination within a reasonable time after receipt of the claim, such time not to exceed 90 days unless special circumstances require an extension of time for processing the application. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Applicant prior to the end of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Claims Administrator expects to render its final decision. Notice of the Claims Administrator's decision to deny a claim in whole or in part shall be set forth in a manner calculated to be understood by the Applicant and shall contain the following:

                  (a) the specific reason or reasons for the denial;

                  (b) specific reference to the pertinent Plan provisions on which the denial is based;

                  (c) a description of any additional material or information necessary for the Applicant to perfect the claim and an explanation of why such material or information is necessary; and

                  (d) an explanation of the claims review procedures set forth in Section 6.2 hereof, including a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA following a denial on review.

If notice of denial is not furnished and if the claim is not granted within the period of time set forth above, the claim shall be deemed denied for purposes of proceeding to the review stage described in Section 6.2. Applicants shall be given timely written notice of the time limits set forth herein for determination on claims, appeal of claim denial and decisions on appeal.

         6.2 Claims Review Procedure. If an application filed by an Applicant under Section 6.1 above shall result in a denial by the Claims Administrator of the benefit applied for, either in whole or in part, such Applicant shall have the right, to be exercised by written request filed with the Committee within 60 days after receipt of notice of the denial of his application or, if no such notice has been given, within 60 days after the application is deemed denied under Section 6.1, for the review of his application and of his entitlement to the benefit for which he applied, by the Committee. Such request for review may contain such additional information and comments as the Applicant may wish to present. The Committee shall reconsider the application in light of such additional information and comments as the Applicant may have presented and, if the Applicant shall have so requested, may grant the Applicant a formal hearing before the Committee in its discretion. The Committee shall also permit the Applicant or his designated representative to review pertinent documents in its possession, including copies of the Plan document and information provided by the Employer relating to the Applicant's entitlement to such benefit. The Committee shall render a decision no later than the date of the Committee meeting next following receipt of the request for review, except that (i) a decision may be rendered no later than the second following Committee meeting if the request is received within 30 days of the first meeting and (ii) under special circumstances which require an extension of time for rendering a decision (including but not limited to the need to hold a hearing), the decision may be rendered not later than the date of the third Committee meeting following the receipt of the request for review. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the Applicant prior to the commencement of the extension. Notice of the Committee's final decision shall be furnished to the Applicant in writing, in a manner calculated to be understood by him, and if the Applicant's claim on review is denied in whole or in part, the notice shall set forth the specific reason or reasons for the denial and the specific reference to the pertinent plan provisions on which the denial is based, the Applicant's right to receive upon request, free of charge, reasonable access to, and copies of, all relevant documents, records and other information to his claim, and his right to bring a civil action under Section 502(a) of ERISA. If the decision on review is not furnished within the time period set forth above, the claim shall be deemed denied on review. Benefits under this Plan will only be paid if the Committee decides in its discretion that the Applicant is entitled to them.

         6.3 Disputed Benefits. If any dispute shall arise between a Participant or other person claiming under a Participant and the Committee after review of a claim for benefits, or in the event any dispute shall develop as to the person to whom the payment of any benefit under the Plan shall be made, the Trustee may withhold the payment of all or any part of the benefits payable hereunder to the Participant or other person claiming under the Participant until such dispute has been resolved by a court of competent jurisdiction or settled by the parties involved.

                                  ARTICLE VII
                           AMENDMENT, TERMINATION AND
                                ADOPTION OF PLAN

         7.1 Amendment or Termination of the Plan. The Board or the Committee may amend or, in the case of the Committee, with the consent of the Board, terminate this Plan from time to time or at any time. Such right of amendment shall include the right to change the Investment Funds offered under the Plan, to add new Benefit Programs or to amend or terminate existing Benefit Programs from time to time or at any time. Other than the right to change Investment Funds prospectively, any such amendment or termination shall not, however, without the written consent of the affected Participant, adversely affect the rights of a Participant with respect to amounts credited to his Account prior to the later of the date that such amendment is executed or effective. In the event of a termination of the Plan, unpaid benefits shall continue to be an obligation of the Company and shall be paid as scheduled.

         7.2 Designation of Employers. The Committee may designate any Affiliate as an Employer by written instrument delivered to the Company, the Trustee, and the designated Affiliate. Such written instrument shall specify the effective date of such designated participation and shall become, as to such designated Affiliate and its Employees, a part of the Plan. Each designated Affiliate shall be conclusively presumed to have consented to its designation and to have agreed to be bound by the terms of the Plan and any and all amendments thereto with respect to its eligible Employees upon its submission of information to the Committee required by the terms of or with respect to the Plan or upon making a contribution pursuant to the terms of the Plan. Each designated Affiliate shall authorize and designate the Company as its agent to act for it in all transactions affecting the administration of the Plan and shall authorize and designate the Committee to act for such Affiliate and its Participants in the same manner in which the Committee may act for the Company and its Participants hereunder.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 Reliance Upon Information. The Committee shall not be liable for any decision or action taken in good faith in connection with the administration of this Plan. Without limiting the generality of the foregoing, any such decision or action taken by the Committee in reliance upon any information supplied to it by an officer of the Company, the Company's legal counsel, or the Company's independent accountants in connection with the administration of this Plan shall be deemed to have been taken in good faith.

         8.2 Governing Law. This Plan shall be construed, administered, and governed in all respects under applicable federal law, and to the extent that federal law is inapplicable, under the laws of the State of Texas. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

         8.3 Severability. If any term, provision, covenant or condition of the Plan is held to be invalid, void or otherwise unenforceable, the rest of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         8.4 Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

         8.5 Withholding of Taxes. The Company will withhold from any benefits payable under this Plan all federal, state, city or other taxes as may be required pursuant to any law or governmental regulation or ruling and take other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes.

         IN WITNESS WHEREOF, the Company has executed these presents as evidenced by the signatures affixed hereto of its officers hereunto duly authorized and by its corporate seal being affixed hereto, in a number of copies, all of which shall constitute but one and the same instrument which may be sufficiently evidenced by any executed copy hereof, this 7th day of December, 2001, but effective as of January 1, 2002.


                                       RELIANT RESOURCES, INC.



                                        By       /s/ PHILIP J. BAZELIDES
                                          --------------------------------------
                                          Philip J. Bazelides
                                          Senior Vice President-Human Resources

                             RELIANT RESOURCES, INC.

                                  DEFERRAL PLAN

                   (As Established Effective January 1, 2002)


                                    PROGRAM A
                              DEFERRED COMPENSATION

                                   ARTICLE I
                                   DEFINITIONS

                  This Program A is part of the Reliant Resources, Inc. Deferral Plan (the "Plan"), and all capitalized terms defined therein shall have the same meaning when used in this Program A. In addition, each term below shall have the meaning assigned thereto for all purposes of this Program A unless the context requires a different construction.

                  "ATTENDANCE FEE DEFERRAL" means the amounts withheld from the meeting attendance fees otherwise payable to a Director Participant in the applicable Participation Year, as described in Section 3.2(a).

                  "BONUS DEFERRAL" means the amount withheld from an Employee Participant's Bonus for the applicable Participation Year, as described in
Section 3.1(b).

                  "RETAINER FEE DEFERRAL" means the amount withheld from the retainer fee otherwise payable to a Director Participant in the applicable Participation Year, as described in Section 3.2(b).

                  "SALARY DEFERRAL" means the amounts withheld from an Employee Participant's base salary for the applicable Participation Year, as described in
Section 3.1(a).

                  All section references used in this Program A refer to the applicable section in this Program A except where otherwise noted.

                                   ARTICLE II
                                  PARTICIPATION

         2.1 Eligibility. Each Director shall be eligible for designation by the Committee for participation in Program A as of the first day of the Plan Year coincident with or next following the date on which he is first installed as a Director. All select key Employees who are highly-compensated Employees shall be eligible for designation by the Committee for participation in Program A. The Committee may, from time to time, establish additional eligibility requirements for participation in Program A.

         2.2 Designation of Participants. Prior to the commencement of any Participation Year, the Committee shall designate and notify in writing the Employees and/or Directors who it selects as eligible to elect to defer Compensation under this Program A for such Participation Year. A designation of an Employee or Director as eligible to defer Compensation for a particular Participation Year shall not automatically entitle such Participant to participate with respect to any other Participation Year.

         2.3 Election to Participate. After an Employee or Director has been notified by the Committee that he is eligible to participate in Program A for a Participation Year, he must notify the Committee by such method as the Committee shall designate if he chooses to defer Compensation for such Participation Year. A Participant's election to defer Compensation with respect to a Participation Year (i) shall specify the type or types and the amount or amounts of Compensation, as described in Article III hereof, that he wishes to defer, subject to such limitations as the Committee may impose from time to time; (ii) shall specify the manner of distribution the Participant chooses with respect to such deferrals pursuant to Article V; (iii) in the event a Participant-Directed Account shall not previously have been established on behalf of the Participant, shall specify an initial investment instruction pursuant to Section 3.2(a) of the Plan indicating the manner in which his Participant-Directed Accounts shall be deemed allocated among the available Investment Funds; and (iv) shall be effective upon receipt by the Committee. A Participant's election to defer the payment of any form of Compensation must be made prior to the first day of the Participation Year in which such Compensation would otherwise be paid to the Participant and will be irrevocable as of the December 31 preceding such Participation Year.

                                  ARTICLE III
                                    DEFERRALS

         3.1 Employee Deferrals.

                  (a) Salary Deferrals. When making an election under Section 2.3, an Employee Participant may elect to defer a certain percentage of the annual base salary otherwise payable to him after the withholding of any applicable FICA taxes, from a minimum of 1% up to a maximum of 80% of such amount, for the applicable Participation Year. The percentage of base salary so elected to be deferred shall be withheld from the Employee Participant's base salary during each pay period of the applicable Participation Year.

                  (b) Bonus Deferrals. When making an election under Section 2.3, an Employee Participant may elect to defer a certain percentage of the Bonus otherwise payable to him after the withholding of any applicable FICA taxes, from a minimum of 1% up to a maximum of 100% of such amount, for the applicable Participation Year. The amount of Bonus elected to be deferred shall be withheld from the Employee Participant's Bonus otherwise payable during the Participation Year.

         3.2 Director Deferrals.

                  (a) Attendance Fee Deferrals. When making an election under
         Section 2.3, a Director Participant may elect to defer a certain percentage of the meeting attendance fees earned by him in the applicable Participation Year from a minimum of 1% up to a maximum of 100%. The amount of meeting attendance fees so elected to be deferred shall not be paid but shall be withheld from the Director Participant's meeting attendance fees otherwise payable during the Participation Year.

                  (b) Retainer Fee Deferrals. When making an election under
         Section 2.3, a Director Participant may elect to defer a certain percentage of the retainer fees earned by him in the applicable Participation Year from a minimum of 1% up to a maximum of 100%. The amount of retainer fees so elected to be deferred shall not be paid but shall be withheld from the Director Participant's retainer fees otherwise payable during the Participation Year.

         3.3 Waiver or Suspension of Deferral. The Committee may, in its sole discretion, grant a waiver or suspension of a Participant's irrevocable deferral election under this Program A for such time as the Committee may deem to be necessary upon a finding that the Participant has suffered a financial hardship. The Committee may also, in its sole discretion, permit a Participant to take prospective remedial action within the same year in order to bring his total Compensation deferral for the Participation Year in which the event resulting in a waiver or suspension occurred to the level of his original deferral election, provided that any otherwise applicable limits of Program A, whether contained herein or established by the Committee, are not thereby exceeded.

                                   ARTICLE IV
                             INVESTMENTS OF ACCOUNTS

         4.1 Crediting of Accounts. A separate Deferral Account shall be established and maintained for each Participant who makes deferrals of Compensation under this Program A. All Compensation deferred by a Participant under this Program A shall not be paid to the Participant but shall be credited to the Participant's Deferral Account on the date such Compensation otherwise would have been paid to the Participant.

         4.2 Deemed Investment. All Deferral Accounts established pursuant to this Program A shall be Participant-Directed Accounts such that the amounts contributed thereto are deemed to be invested in accordance with the provisions of Section 3.2(a) of the Plan.

                                   ARTICLE V
                                  DISTRIBUTIONS

         5.1 Distribution Elections.

                  (a) Employee Participants. At the time an Employee Participant elects to defer Compensation for a Participation Year and in accordance with procedures established by the Committee, he shall elect (x) a method(s) of distribution for the benefits attributable to his Salary Deferrals, if any, for such Participation Year and (y) a method(s) of distribution for the benefits attributable to his Bonus Deferrals, if any, for such Participation Year, as follows:

                      (i) the Employee Participant shall elect a form(s) of
                  distribution from among those set forth in Section 5.2, below;

                      (ii) if he elects one of the early distribution options
                  set forth in Sections 5.2(a) and 5.2(b) below, the Employee Participant shall elect a calendar year during which such early distribution shall be paid, which shall in no event be prior to the fourth calendar following the Plan Year in which the Participant deferred the Compensation;

                      (iii) if he elects the lump-sum distribution option set
                  forth in Section 5.2(c) below, the Employee Participant shall elect the age between ages 55 and 65 following his attainment of which the lump-sum distribution shall be paid, except as otherwise indicated in Section 5.2(c)(i), below; and

                      (iv) if he elects the annual installment option set forth
                  in Section 5.2(d) below, the Employee Participant shall elect
                  (x) whether such Annual Installment Payments shall be distributed over a 5, 10 or 15 year term, and (y) the age between ages 55 and 65 following his attainment of which the annual installment payments shall commence, except as otherwise indicated in Section 5.2(d)(i), below.

                  (b) Director Participants. At the time a Director Participant elects to defer Compensation for a Participation Year and in accordance with procedures established by the Committee, he shall elect (x) a method(s) of distribution for the benefits attributable to his Attendance Fee Deferrals, if any, for such Participation Year and (y) a method(s) of distribution for the benefits attributable to his Retainer Fee Deferrals, if any, for such Participation Year, as follows:

                      (i) the Director Participant shall elect a form(s) of
                  distribution from among those set forth in Section 5.2, below;

                      (ii) if he elects one of the early distribution options
                  set forth in Sections 5.2(a) and 5.2(b) below, the Director Participant shall elect a calendar year during which such early distribution shall be paid, which shall in no event be prior to the fourth calendar year following the Plan Year in which the Participant deferred the Compensation;

                      (iii) if he elects the lump-sum distribution option set
                  forth in Section 5.2(c) below, the Director Participant shall elect the age, up to age 70, following his attainment of which the lump-sum distribution shall be paid, except as otherwise indicated in Section 5.2(c)(ii) below; and

                      (iv) if he elects the annual installment option set forth
                  in Section 5.2(d) below, the Director Participant shall elect
                  (x) whether such Annual Installment Payments shall be distributed over a 5, 10 or 15 year term, and (y) the age, up to age 70, following his attainment of which the annual installment payments shall commence, except as otherwise indicated in Section 5.2(d)(ii), below.

                  (c) Failure to Elect Method of Distribution. If a Participant fails to make an election as to the manner in which Compensation deferred in a particular Participation Year shall be distributed, benefits attributable to such deferred Compensation shall be distributed in the form of a lump-sum distribution as soon as administratively practicable following the Participant's termination of Employment.

         5.2 Optional Forms of Distribution. Pursuant to Section 5.1, a Participant may elect that the amounts of Compensation deferred on his behalf pursuant to this Program A in each Participation Year be paid in one or more of the following methods:

                  (a) Complete Early Distribution. The Participant may elect to receive an early lump-sum distribution in cash equal to 100% of his Deferral Account balance at the time of the distribution that is attributable to the amounts of Compensation deferred to which such election applies, and such early distribution shall be paid on or as soon as administratively practicable after the January 1 of the year elected by the Participant pursuant to Section 5.1(a)(ii) or 5.1(b)(ii), as applicable.

                  (b) Partial Early Distribution. The Participant may elect to receive an early lump-sum distribution equal to 50% of his Deferral Account balance at the time of the distribution that is attributable to the amounts of Compensation deferred to which such election applies, and such early distribution shall be paid on or as soon as administratively practicable after the January 1 of the year elected by the Participant pursuant to Section 5.1(a)(ii) or 5.1(b)(ii), as applicable. If the Participant elects this partial early distribution option, he must elect an additional method of distribution for the remaining benefits attributable to his deferrals for that Participation Year.

                  (c) Lump-Sum Distribution. The Participant may elect to receive a single lump-sum distribution equal to his Deferral Account balance at the time of the distribution that is attributable to the amounts of Compensation deferred to which such election applies. Any such lump-sum distribution shall be paid as follows:

                      (i) a lump-sum distribution to an Employee Participant
                  shall be paid on or as soon as administratively practicable after the January 1 following the later of (A) the commencement of the calendar year selected by the Employee Participant pursuant to Section 5.1(a)(iii), or (B) the Employee Participant's termination of Employment.

                      (ii) a lump-sum distribution to a Director Participant
                  shall commence on or as soon as administratively practicable after the July 1 following the later of (A) the commencement of the calendar year selected by the Director Participant pursuant to Section 5.1(b)(iii), or (B) the Director Participant's termination of Employment.

                  (d) Annual Installment Payments. The Participant may elect to receive Annual Installment Payments over a term of 5, 10, or 15 years. Amounts remaining unpaid shall be subject to adjustment for costs pursuant to Section 3.5 of the Plan and deemed investment performance pursuant to Section 4.2. Any such Annual Installment Payments shall commence as follows:

                      (i) Annual Installment Payments to an Employee Participant
                  shall commence on or as soon as administratively practicable after the January 1 following the later of (A) the Employee Participant's attainment of the commencement age selected by him pursuant to Section 5.1(a)(iv), or (B) the Employee Participant's termination of Employment.

                      (ii) Annual Installment Payments to a Director Participant
                  shall commence on or as soon as administratively practicable after the July 1 following the later of (A) the Director Participant's attainment of the commencement age selected by him pursuant to Section 5.1(b)(iv), but not prior to the end of the Participation year in which the attributable Compensation was deferred, or (B) the Director Participant's termination of Employment.

         At the request of the Participant, or in the event of his death his Beneficiary, and in the sole discretion of the Committee, any such annual installment payments may be commuted to a lump-sum payment or may be paid over a shorter period of time.

         5.3 Distribution Upon Early Termination. Notwithstanding anything in this Article V to the contrary, if an Employee Participant's Employment is terminated for any reason prior to his attainment of age 55, any distribution election made by the Participant pursuant to Section 5.1 that was not previously effectuated shall be disregarded, and the Participant's Deferral Account balance will be distributed to him in the form of a lump-sum as soon as administratively practicable following his termination of Employment.

         5.4 Early Withdrawal With Penalty. Notwithstanding the provisions of this Article V, the Plan or any applicable distribution election to the contrary, a Participant may elect, in accordance with procedures established by the Committee, to receive a lump-sum payment equal to the sum of the entire balance(s) in his Deferral Account, 1985 Plan Deferral Account (if any), and 1989 Plan Deferral Account (if any) at any time prior to the date(s) otherwise designated for the distribution of such Account(s). Such payment shall be made as soon as practicable following the date as of which the Participant requests such payment. The Committee shall impose a penalty for such early payment, in an amount equal to 10% of the Account balance(s) to be distributed, and such penalty shall be deducted from the distribution and forfeited by the Participant. Immediately upon receipt of any such early withdrawal payment, the Participant shall be suspended from further participation in Program A for the remainder of the Participation Year in which such early withdrawal is made.

                             RELIANT RESOURCES, INC.

                                  DEFERRAL PLAN

                   (As Established Effective January 1, 2002)

                                    PROGRAM B
                          SAVINGS RESTORATION BENEFITS

                                   ARTICLE I
                                   DEFINITIONS

                  This Program B is part of the Reliant Resources, Inc. Deferral Plan (the "Plan"), and all capitalized terms defined therein shall have the same meaning when used in this Program B. In addition, each term below shall have the meaning assigned thereto for all purposes of this Program B unless the context requires a different construction.

                  "MATCHED CONTRIBUTION" means an amount deferred by a Participant as a Pre-Tax Matched Contribution and/or an After-Tax Matched Contribution under the Savings Plan.

                  "SAVINGS RESTORATION BENEFIT" means the Employer contributions made to a Savings Restoration Account on behalf of a Participant in the applicable Plan Year pursuant to Section 3.1.

                  All section references used in this Program B refer to the applicable section in this Program B except where otherwise noted.

                                   ARTICLE II
                                  PARTICIPATION

         2.1 Eligibility. An Employee shall be entitled to a Savings Restoration Benefit for each Plan Year (i) in which the Employee is a highly-compensated Employee, (ii) in which the Participant makes the maximum Matched Contribution permitted under the Savings Plan for the coinciding Savings Plan Year and (iii) during which the Employer Matching Contributions or Annual Profit Sharing Contributions made by the Employer under the Savings Plan are limited due to the limitations under Code Section 401(a)(17) or the limitations under Code Section 415.

                                  ARTICLE III
                              RESTORATION BENEFITS

         3.1 Amount of Savings Restoration Benefit. The Savings Restoration Benefit credited on behalf of a Participant under this Program B for each Plan Year shall be equal to the difference between (i) the aggregate amount of Employer Matching Contributions and Annual Profit Sharing Contributions which would have been allocated in respect of the Participant under the Savings Plan for the Savings Plan Year that coincides with such Plan Year if the Participant had made the maximum Matched Contribution to the Savings Plan without regard to the limitations imposed by Code Section 401(a)(17) and the limitations imposed by Code Section

415; and (ii) the aggregate amount of Employer Matching Contributions and Annual Profit Sharing Contributions actually allocated in respect of the Participant for such Savings Plan Year.

                                   ARTICLE IV
                             INVESTMENT OF ACCOUNTS

         4.1 Crediting of Accounts. A Savings Restoration Account shall be established for each Participant who is credited with a Savings Restoration Benefit under this Program B, unless a Saving Restoration Account has previously been established for that Participant pursuant to Program D. Savings Restoration Benefits shall be credited to a Participant's Savings Restoration Account (i) with respect to restored Employer Matching Contributions, as soon as administratively practicable after the close of each payroll period for which the Participant is entitled to restored Employer Matching Contributions pursuant to Section 3.1 and (ii) with respect to restored Annual Profit Sharing Contributions, no later than 90 days following the end of the Plan Year to which such contributions relate.

         4.2 Deemed Investment. All Savings Restoration Accounts shall be Participant-Directed Accounts such that the amounts contributed thereto are deemed to be invested in accordance with the provisions of Section 3.2(a) of the Plan.

                                   ARTICLE V
                                  DISTRIBUTIONS

         5.1 Distribution Elections.

                  (a) Prior Election Applies. If, prior to becoming eligible for a Savings Restoration Benefit, a Participant made a Rollover Distribution Election, then such election shall apply to his Savings Restoration Account.

                  (b) Election Upon Becoming Eligible. If a Participant has not made a Rollover Distribution Election, then upon becoming eligible for a Savings Restoration Benefit the Participant shall, in accordance with procedures established by the Committee, elect a method of distribution for his Savings Restoration Account, if any, from among the following options:

                      (i) Lump-Sum Distribution. The Participant may elect to
                  receive a single lump-sum distribution equal to the vested balance in his Savings Restoration Account as of the date of distribution in the form of a lump-sum distribution. Any such lump-sum payment shall be made as soon as administratively practicable following the date of the Participant's termination of Employment, and any additional contributions made on behalf of the Participant following such payment shall be distributed to him as soon as administratively practicable after the crediting of such additional contributions to the Participant's Savings Restoration Account.

                      (ii) Annual Installment Payments. The Participant may
                  elect to receive the vested balance in his Savings Restoration Account in the form of Annual

                  Installment Payments over a term of 5, 10 or 15 years. Any such Annual Installment Payments shall commence on or as soon as administratively practicable after the January 1 following the Participant's termination of Employment, and amounts remaining unpaid shall continue to be subject to adjustment for costs pursuant to Section 3.5 of the Plan and deemed investment performance pursuant to Section 4.2. At the request of the Participant or Beneficiary and in the sole discretion of the Committee, any such Annual Installment Payments may be commuted to a lump-sum payment or may be paid over a shorter period of time.

                  (c) Failure to Elect Method of Distribution. If a Participant fails to make an election as to the manner in which his Savings Restoration Account shall be distributed pursuant to this Section 5.1, the vested balance in his Savings Restoration Account shall be distributed in the form of a lump-sum distribution at the time and in the manner described in Section 5.1(b)(i).

         5.2 Distribution Upon Termination of Employment.

                  (a) $50,000 or Less. Upon a Participant's termination of Employment, if the combined balance of the Participant's Savings Restoration Account and BRP Account does not exceed $50,000, then notwithstanding anything herein to the contrary, the Participant, or in the event of his death his Beneficiary, shall receive the vested balance in such Participant's Savings Restoration Account as of the date of distribution in the form of a lump-sum distribution at the time and in the manner described in Section 5.1(b)(i). Any unvested amounts in the Participant's Savings Restoration Account as of the date of his termination of Employment shall be forfeited in their entirety.

                  (b) More Than $50,000. Upon a Participant's termination of Employment, if the combined balance of the Participant's Savings Restoration Account and BRP Account exceeds $50,000, then the Participant, or in the event of his death his Beneficiary, shall receive the vested balance in such Participant's Savings Restoration Account as of the date of distribution in accordance with the Participant's distribution election made pursuant to Section 5.1. Any unvested amounts in the Participant's Savings Restoration Account as of the date of his termination of Employment shall be forfeited in their entirety.

         5.3 Distribution Upon Disability. If a Participant satisfies the definition of "disability" under the long-term disability plan of the Company and commences to receive disability benefits thereunder, notwithstanding his continued Employment such Participant shall be entitled to receive the vested balance in his Savings Restoration Account in accordance with Section 5.2 as if the Participant's Employment was terminated on the date of the disability. The determination of whether a Participant has become "disabled" under the long-term disability plan of the Company by such disability plan's administrator shall be final and binding on all parties concerned.

         5.4 Vesting. A Participant shall become vested in his Savings Restoration Account at the same time that he becomes vested in his Employer Matching Contributions and Annual Profit Sharing Contributions under the Savings Plan. However, a Participant (and his Beneficiary) shall have no right to his Savings Restoration Account if the Committee determines that the Participant engaged in a willful, deliberate or gross act of commission or omission which is injurious to the finances or reputation of the Company or any of its Affiliates.

                             RELIANT RESOURCES, INC.

                                  DEFERRAL PLAN

                   (As Established Effective January 1, 2002)

                                    PROGRAM C
                          BENEFIT RESTORATION BENEFITS

                                    ARTICLE I
                                   DEFINITIONS

                  This Program C is part of the Reliant Resources Inc. Deferral Plan (the "Plan"), and all capitalized terms defined therein shall have the same meaning when used in this Program C. In addition, each term below shall have the meaning assigned thereto for all purposes of this Program C unless the context requires a different construction.

                  "REI RETIREMENT PLAN" means the Reliant Energy, Incorporated Retirement Plan, as amended and restated effective January 1, 1999, and as thereafter amended.

                  "RESTORATION PLAN" means the applicable of the Reliant Energy, Incorporated Benefit Restoration Plan, as amended and restated and as in effect from time to time, or the Reliant Resources, Inc. Benefit Restoration Plan, as in effect from time to time.

                  "RETIREMENT PLAN RESTORATION BENEFIT" means the benefit to which a Participant is entitled pursuant to Section 3.1.

                  All section references used in this Program C refer to the applicable section in this Program C except where otherwise noted.

                                   ARTICLE II
                                  PARTICIPATION

         2.1 Eligibility. An Employee with an accrued benefit under the Restoration Plan immediately preceding the Distribution Date shall be eligible to participate in this Program C as of the Distribution Date.

                                  ARTICLE III
                              RESTORATION BENEFITS

         3.1 Retirement Plan Restoration Benefit. When a Participant's retirement benefit commences or a death benefit payable with respect to a Participant commences under the REI Retirement Plan, the Company will calculate a benefit equal to the excess of the amount of the retirement benefit or death benefit, as the case may be, which would have been payable under the REI Retirement Plan without regard to the limitations imposed by Code Section 415 and the limitations imposed by Code Section 401(a)(17) over the amount of the retirement benefit or death benefit actually payable under the REI Retirement Plan, which excess is referred to herein as the "Retirement Plan Restoration Benefit." A Participant's Retirement Plan Restoration Benefit will be distributed to him in accordance with Article IV.

                                   ARTICLE IV
                                  DISTRIBUTIONS

         4.1 Distribution. The distribution of a Participant's Retirement Plan Restoration Benefit shall be made or shall commence, as applicable, upon the Participant's commencement of benefits under the REI Retirement Plan as follows:

                  (a) Annuity Distribution. If the Participant's benefit under the REI Retirement Plan is to be paid in the form of an annuity distribution, then the Participant's Retirement Plan Restoration Benefit shall be paid at such time and in such manner as the Participant's REI Retirement Plan benefit is payable pursuant to the terms of the REI Retirement Plan.

                  (b) Other Distribution Options. If the Participant's benefit under the REI Retirement Plan is to be paid in the form of a lump-sum distribution, then the Participant's Retirement Plan Restoration Benefit shall be distributed in one of the following forms in accordance with an election made by the Participant and filed with the Committee prior to the Effective Date:

                           (i) Lump-Sum Distribution: an actuarially equivalent
                  lump-sum distribution, as determined on the date of distribution in accordance with the actuarial assumptions then in use by the REI Retirement Plan, to be paid at such time as the Participant's REI Retirement Plan benefit is payable pursuant to the terms of the REI Retirement Plan; or

                           (ii) Rollover Distribution: the credit of an
                  actuarially equivalent lump-sum, as determined on the date of such credit in accordance with the actuarial assumptions then in use by the REI Retirement Plan, at the time the Participant commences benefits under the REI Retirement Plan to a separate BRP Account that is established and maintained pursuant to this Program C on behalf of the Participant. No additional contributions to the Participant's BRP Account shall be allowed. The Participant's BRP Account shall be distributed in accordance with the following:

                           (A) Combined Benefit of $50,000 or Less. Upon a Participant's termination of Employment, if the combined balance of the Participant's Savings Restoration Account and BRP Account does not exceed $50,000, then the Participant, or in the event of his death his Beneficiary, shall receive the balance in such Participant's BRP Account as of the date of distribution in the form of a lump-sum distribution. Any such lump-sum payment shall be made as soon as administratively practicable following the date of the Participant's termination of Employment.

                           (B) Combined Benefit of More Than $50,000. Upon a Participant's termination of Employment, if the combined balance of the Participant's

                           Savings Restoration Account and BRP Account exceeds $50,000, then the Participant, or in the event of his death his Beneficiary, shall receive the balance in such Participant's BRP Account in one of the following forms in accordance with the Participant's Rollover Distribution Election made prior to the Effective Date:

                                    (I) Lump-Sum Distribution: a single lump-sum distribution, which shall be made as soon as administratively practicable following the date of the Participant's termination of Employment; or,

                                    (II) Annual Installment Payments: Annual
                                    Installment Payments over a term of 5, 10 or 15 years. Any such Annual Installment Payments shall commence on or as soon as administratively practicable after the January 1 following the Participant's termination of Employment, and amounts remaining unpaid shall continue to be subject to adjustment for costs pursuant to
                                    Section 3.5 of the Plan and deemed
                                    investment performance pursuant to Section
                                    4.2. At the request of the Participant or Beneficiary and in the sole discretion of the Committee, any such Annual Installment Payments may be commuted to a lump-sum payment or may be paid over a shorter period of time.

                           (C) Distribution Upon Disability. If a Participant satisfies the definition of "disability" under the long-term disability plan of the Company and commences to receive disability benefits thereunder, notwithstanding his continued Employment such Participant shall be entitled to receive the balance in his BRP Account in accordance with Section 4.1(b)(ii)(A) or 4.1(b)(ii)(B), as applicable, as if the Participant's Employment was terminated on the date of the disability. The determination of whether a Participant has become "disabled" under the long-term disability plan of the Company by such disability plan's administrator shall be final and binding on all parties concerned.

                           (iii) Failure to Elect Method of Distribution. If a
                  Participant has not made an election as required in this
                  Section 4.1(b), his Retirement Plan Restoration Benefit shall be distributed in the form of a lump-sum distribution at the time and in the manner described in Section 4.1(b)(i).

         4.2 Deemed Investment. Any BRP Account established pursuant to Section 4.1(b)(ii) shall be a Participant-Directed Account such that the amounts contributed thereto are deemed to be invested in accordance with the provisions of Section 3.2(a) of the Plan.

                             RELIANT RESOURCES, INC.

                                  DEFERRAL PLAN

                   (As Established Effective January 1, 2002)

                                    PROGRAM D
                    TRANSFERRED SAVINGS RESTORATION BENEFITS

                                    ARTICLE I
                                   DEFINITIONS

                  This Program D is part of the Reliant Resources Inc. Deferral Plan (the "Plan"), and all capitalized terms defined therein shall have the same meaning when used in this Program D. In addition, each term below shall have the meaning assigned thereto for all purposes of this Program D unless the context requires a different construction.

                  "NORAM ACCOUNT" means an account established pursuant to
Section 4.1 of the Prior Plan for each former participant in the NorAm Energy Corp. Restoration of Accounts Plan to reflect his balance in such plan immediately prior to January 1, 1999, plus the interest accrued thereon.

                  "NORAM ELECTION" means the election, if any, made by a Participant pursuant to the terms and conditions of the Prior Plan and filed with the Committee prior to the Effective Date indicating the Participant's desire to transfer his NorAm Account balance to the Plan as of the Distribution Date.

                  "PRIOR PLAN" means the Reliant Energy, Incorporated Savings Restoration Plan, as amended and restated effective January 1, 1999.

                  All section references used in this Program D refer to the applicable section in this Program D except where otherwise noted.

                                   ARTICLE II
                                  PARTICIPATION

         2.1 Eligibility. An Employee with an accrued benefit under the Prior Plan immediately preceding the Distribution Date shall automatically be eligible to participate in this Program D as of the Distribution Date. However, an Employee whose only benefit under the Prior Plan is a NorAm Account shall be eligible to participate in this Program D only if he made the NorAm Election.

                                  ARTICLE III
                            ACCOUNTS AND INVESTMENTS

         3.1 Establishment of Account. A Savings Restoration Account shall be established on behalf of each Participant who is credited with a benefit under this Program D, unless a Savings Restoration Account has previously been established for that Participant pursuant to Program B.

         3.2 Crediting of Benefits. Each Participant's Savings Restoration Account shall automatically be credited with the lump-sum value of the Participant's accrued benefit under the Prior Plan (excluding amounts in the Participant's NorAm Account unless such Participant made the NorAm Election) for periods ending on or before December 31, 2001, as calculated in accordance with
Section 4.1 of the Prior Plan.

         3.3 Deemed Investment. Each Savings Restoration Account shall be a Participant-Directed Account such that the amounts contributed thereto are deemed to be invested in accordance with the provisions of Section 3.2(a) of the Plan.

                                   ARTICLE IV
                                  DISTRIBUTIONS

         4.1 Distribution Upon Termination of Employment. The distribution of a Participant's Savings Restoration Account shall be made or shall commence, as applicable, upon the Participant's termination of Employment as follows:

                  (a) Combined Benefit of $50,000 or Less. Upon a Participant's termination of Employment, if the combined balance of the Participant's Savings Restoration Account and BRP Account does not exceed $50,000, then the Participant, or in the event of his death his Beneficiary, shall receive the balance in such Participant's Savings Restoration Account as of the date of distribution in the form of a lump-sum distribution. Any such lump-sum payment shall be made as soon as administratively practicable following the date of the Participant's termination of Employment.

                  (b) Combined Benefit of More Than $50,000. Upon a Participant's termination of Employment, if the combined balance of the Participant's Savings Restoration Account and BRP Account exceeds $50,000, then the Participant, or in the event of his death his Beneficiary, shall receive the balance in such Participant's Savings Restoration Account in one of the following forms in accordance with the Participant's Rollover Distribution Election made prior to the Effective Date:

                           (i) Lump-Sum Distribution: a single lump-sum
                  distribution, which shall be made as soon as administratively practicable following the date of the Participant's termination of Employment; or,

                           (ii) Annual Installment Payments: Annual Installment
                  Payments over a term of 5, 10 or 15 years. Any such Annual Installment Payments shall commence on or as soon as administratively practicable after the January 1 following the Participant's termination of Employment, and amounts remaining unpaid shall continue to be subject to adjustment for costs pursuant to Section 3.5 of the Plan and deemed investment performance pursuant to Section 3.3. At the request of the Participant or Beneficiary and in the sole discretion of the Committee, any such Annual Installment Payments may be commuted to a lump-sum payment or may be paid over a shorter period of time.

                           (iii) Failure to Elect Method of Distribution. If a
                  Participant has not made an election as required in this
                  Section 4.1(b), his Savings Restoration Account shall be distributed in the form of a lump-sum distribution at the time and in the manner described in Section 4.1(b)(i).

         4.2 Distribution Upon Disability. If a Participant satisfies the definition of "disability" under the long-term disability plan of the Company and commences to receive disability benefits thereunder, notwithstanding his continued Employment such Participant shall be entitled to receive the vested balance in his Savings Restoration Account in accordance with Section 4.1 as if the Participant's Employment was terminated on the date of the disability. The determination of whether a Participant has become "disabled" under the long-term disability plan of the Company by such disability plan's administrator shall be final and binding on all parties concerned.

                             RELIANT RESOURCES, INC.

                                  DEFERRAL PLAN

                   (As Established Effective January 1, 2002)

                                    PROGRAM E
                   TRANSFERRED DEFERRED COMPENSATION BENEFITS

                                    ARTICLE I
                                   DEFINITIONS

                  This Program E is part of the Reliant Resources Inc. Deferral Plan (the "Plan"), and all capitalized terms defined therein shall have the same meaning when used in this Program E. In addition, each term below shall have the meaning assigned thereto for all purposes of this Program E unless the context requires a different construction.

                  "EARLY RETIREMENT DATE" means with respect to an Employee the first day of the month coincident with or next following his 60th birthday or, with respect to a distribution from a 1989 Plan Deferral Account, an earlier age as may be authorized by the Committee in its sole discretion; and means with respect to a Director the first day of the month coincident with or next following his resignation or removal as a Director before his Normal Retirement Date.

                  "1985 PLAN" means the Reliant Energy, Incorporated 1985 Deferred Compensation Plan, as amended and restated effective December 1, 2000.

                  "1989 PLAN" means the Reliant Energy, Incorporated 1989 Deferred Compensation Plan, as amended and restated effective December 1, 2000.

                  "NORMAL RETIREMENT DATE" means with respect to an Employee the first day of the month coincident with or next following his 65th birthday, and means with respect to a Director the first day of the month coincident with or next following his 70th birthday.

                  "TRANSFER DATE" means the date on or as soon as administratively practicable after January 31, 2002, on which Participants' benefits are transferred from the 1985 Plan and the 1989 Plan to the Plan.

                  "TRANSFER ELECTION" means an election, if any, made by a Participant pursuant to the terms and conditions of the 1985 Plan or the 1989 Plan, as applicable, and filed with the Committee prior to the Effective Date indicating the Participant's desire to transfer his benefits under such plan to the Plan as of the Transfer Date.

                  All section references used in this Program E refer to the applicable section in this Program E except where otherwise noted.

                                   ARTICLE II
                                  PARTICIPATION

         2.1 Eligibility. An Employee or Director with an accrued benefit under the 1985 Plan and/or the 1989 Plan immediately prior to the Transfer Date shall be eligible to participate in this Program E as of the Transfer Date if such Employee made a Transfer Election.

                                  ARTICLE III
                            ACCOUNTS AND INVESTMENTS

         3.1 Transfers to 1985 Plan Deferral Accounts. A separate 1985 Plan Deferral Account shall be established and maintained on behalf of each Participant who makes a Transfer Election with respect to his accrued benefits under the 1985 Plan. On the Transfer Date, the 1985 Plan Deferral Account of each such Participant shall be credited with the value of the Participant's accrued benefit under the 1985 Plan as of the Transfer Date as determined using the interest rate applicable to the Participant under the terms of the 1985 Plan. No additional contributions to the Participant's 1985 Plan Deferral Account shall be allowed.

         3.2 Transfers of 1989 Plan Deferral Accounts. A separate 1989 Plan Deferral Account shall be established and maintained on behalf of each Participant who makes a Transfer Election with respect to his accrued benefits under the 1989 Plan. On the Transfer Date, the 1989 Plan Deferral Account of each such Participant shall be credited with the value of the Participant's accrued benefit under the 1989 Plan as of the Transfer Date as determined using the applicable Interest Crediting Rate, as such term is defined in the 1989 Plan. No additional contributions to the Participant's 1989 Plan Deferral Account shall be allowed.

         3.3 Deemed Investment. Each 1985 Plan Deferral Account and each 1989 Plan Deferral Account established pursuant to this Article III shall be a Participant-Directed Account such that the amounts contributed thereto are deemed to be invested in accordance with the provisions of Section 3.2(a) of the Plan.

                                   ARTICLE IV
                                  DISTRIBUTIONS

         4.1 Distribution of 1985 Plan Deferral Accounts. The distribution of a Participant's 1985 Plan Deferral Account shall be made or shall commence, as applicable, as follows:

                  (a) Annual Installment Payments. If the Participant's Employment is terminated on or after his Early Retirement Date, he shall receive the remaining balance in his 1985 Plan Deferral Account in 15 Annual Installment Payments commencing the month following the later of the month in which his Employment is terminated or the month of his Normal Retirement Date. At the discretion of the Committee, such commencement date may be accelerated, but in no event shall such benefits commence prior to the Participant's termination of Employment. Amounts remaining unpaid shall be subject to adjustment for costs pursuant to Section 3.5 of the Plan and deemed investment performance pursuant to Section 3.3. At the request of the Participant, or in the event of his death, his Beneficiary, and in the sole discretion of the Committee, any such Annual

         Installment Payments may be commuted to a lump-sum payment or may be paid over a shorter period of time.

                  (b) Early Termination. If a Participant's Employment is terminated for any reason other than death or retirement at or after his Early Retirement Date, he shall receive the remaining balance in his 1985 Plan Deferral Account as a lump-sum distribution on the first of the month coincident with or next following the expiration of 90 days following the date of the Participant's termination of Employment.

                  (c) Disability. In the event of the disability of a Participant while in the employ of an Employer, the Participant shall be considered to have remained in the continuous employment of the Employer during such disability until his Normal Retirement Date or earlier death. The Participant's 1985 Plan Deferral Account shall then be distributed in the form of Annual Installment Payments in accordance with Section 4.1(a), above, except that at the request of the Participant and in the sole discretion of the Committee any such payments may be commuted to a lump-sum payment or may be paid over a shorter period of time.

                  (d) Death.

                           (i) Prior to Commencement of Normal Retirement
                  Distribution. If a Participant dies (A) prior to his Normal Retirement Date and prior to his termination of employment or
                  (B) after his termination of employment after his Early Retirement Date, but prior to the commencement of a Normal Retirement Distribution payable in 15 Annual Installment Payments, the Company shall pay the Participant's 1985 Plan Deferral Account balance in the form of a lump-sum distribution to the Participant's Beneficiary within 90 days following the date of the Participant's death.

                           (ii) Death After Normal Retirement Date. If
                  Participant dies (A) after his Normal Retirement Date but prior to his termination of employment, (B) after his termination of employment, provided the Participant had attained his Normal Retirement Date on or before the date of such termination, or (C) after commencement of a Normal Retirement Distribution in the form of 15 Annual Installment Payments but prior to completion of all such payments, the Company shall make (or continue to make) such payments to the Participant's Beneficiary.

                  (e) Failure to Elect Method of Distribution. If a Participant did not make a distribution election under the 1985 Plan, his 1985 Plan Deferral Account shall be distributed in the form of a lump-sum distribution at the time and in the manner described in Section 4.1(b).

         4.2 Distribution of 1989 Plan Deferral Accounts. The distribution of a Participant's 1989 Plan Deferral Account shall be made or shall commence, as applicable, in accordance with the Participant's distribution election(s) under the 1989 Plan as follows:

                  (a) Early Distribution. If the Participant elected to receive an early distribution of either 50% or 100% of the benefits attributable to compensation deferred in a prior year, then the portion of his 1989 Plan Deferral Account to which such election applies shall be distributed within 95 days of the beginning of the year selected by the Participant.

                  (b) Lump-Sum Distribution. If the Participant's Employment is terminated on or after his Early Retirement Date and he elected to receive his benefits in a lump-sum, he shall receive the remaining balance in his 1989 Plan Deferral Account as a lump-sum distribution in the January following the later of his termination of Employment or his Normal Retirement Date.

                  (c) Annual Installment Payments. If the Participant's Employment is terminated on or after his Early Retirement Date and he elected to receive his benefits in Annual Installment Payments, he shall receive the remaining balance in his 1989 Plan Deferral Account in 15 Annual Installment Payments commencing the month following the later of the month in which his Employment is terminated or the month of his Normal Retirement Date. At the discretion of the Committee, such commencement date may be accelerated, but in no event shall such benefits commence prior to the Participant's termination of Employment. Amounts remaining unpaid shall be subject to adjustment for costs pursuant to Section 3.5 of the Plan and deemed investment performance pursuant to Section 3.3. At the request of the Participant, or in the event of his death, his Beneficiary, and in the sole discretion of the Committee, any such Annual Installment Payments may be commuted to a lump-sum payment or may be paid over a shorter period of time.

                  (d) Early Termination. If a Participant's Employment is terminated for any reason other than death or retirement at or after his Early Retirement Date, he shall receive the remaining balance in his 1989 Plan Deferral Account as a lump-sum distribution within 95 days following the date of his termination of Employment or as soon as practicable thereafter.

                  (e) Disability. In the event of the disability of a Participant while in the employ of an Employer, the Participant shall be considered to have remained in the continuous employment of the Employer during such disability until his Normal Retirement Date or earlier death. The Participant's 1989 Plan Deferral Account shall be paid in accordance with the Participant's distribution election(s)under the 1989 Plan, except that at the request of the Participant and in the sole discretion of the Committee any such payments may be commuted to a lump-sum payment or may be paid over a shorter period of time.

                  (f) Death.

                           (i) Prior to Commencement of Normal Retirement
                  Distribution. If a Participant dies (A) prior to his Normal Retirement Date and prior to his termination of employment or
                  (B) after his termination of employment after his


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                  Early Retirement Date, but prior to the commencement of a
                  Normal Retirement Distribution payable in 15 Annual Installment Payments, the payments otherwise elected by him not theretofore made shall not be made, but the Company shall pay the Participant's 1989 Plan Deferral Account balance in the form of a lump-sum distribution to the Participant's Beneficiary. Any such payments shall be made within approximately 95 days following the date of Participant's death.

                           (ii) Death After Normal Retirement Date. If
                  Participant dies (A) after his Normal Retirement Date but prior to his termination of employment, (B) after his termination of employment, provided the Participant had attained his Normal Retirement Date on or before the date of such termination, or (C) after commencement of a Normal Retirement Distribution in the form of 15 Annual Installment Payments but prior to completion of all such payments, the Company shall make (or continue to make) such payments to the Participant's Beneficiary.

                           (iii) Commutation of Death Benefit. Any death
                  benefits payable in the form of Annual Installment Payments, at the request of the Beneficiary and in the sole discretion of the Committee, may be commuted to a lump-sum payment or may be paid over a shorter period of time.

                  (g) Failure to Elect Method of Distribution. If a Participant did not make a distribution election under the 1989 Plan, his 1989 Plan Deferral Account shall be distributed in the form of a lump-sum distribution at the time and in the manner described in Section 4.2(d).

         4.3 Early Withdrawal With Penalty. Notwithstanding the provisions of this Article IV, the Plan or any applicable distribution election to the contrary, a Participant may elect, in accordance with procedures established by the Committee, to receive a lump-sum payment equal to the sum of the balance(s) in his Deferral Account (if any), 1985 Plan Deferral Account (if any), and 1989 Plan Deferral Account (if any) at any time prior to the date(s) otherwise designated for the distribution of such Account(s). Such payment shall be made as soon as practicable following the date as of which the Participant requests such payment. The Committee shall impose a penalty for such early payment, in an amount equal to 10% of the Account balance(s) to be distributed, and such penalty shall be deducted from the distribution and forfeited by the Participant.


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